Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended March
As Reported	2015	2014	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	46,244	47,802	(3.3)%

Total Retail Sales-	39,209	39,699	(1.2)%	1.0%
Residential	13,577	14,174	(4.2)%	0.2%
Commercial	12,415	12,548	(1.1)%	0.7%
Industrial	12,988	12,749	1.9%	2.0%
Other	229	228	0.6%	0.8%

Total Wholesale Sales	7,035	8,103	(13.2)%	N/A

Note
*Also reflects adjustment of first quarter 2014 KWH sales consistent with Mississippi Power's updated methodology to estimate the unbilled revenue allocation among customer classes implemented in the first quarter 2015.